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INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-89506 of our report dated February 28, 1997 relating to the financial statements of Berthel Growth & Income Trust I and of our report dated February 28, 1997 relating to the financial statements of Berthel Fisher & Company Planning, Inc., both appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


                                                    Deloitte & Touche LLP

Cedar Rapids, Iowa
May 15, 1997


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